Exhibit 10.3
SUBSCRIPTION ESCROW AGREEMENT
     This Subscription Escrow Agreement (this “Escrow Agreement”) dated as of October 12, 2007 is made by and among Brookshire Raw Materials U.S. Trust, a Delaware statutory trust (the “Trust”) acting for and on behalf of each Fund (as defined below), Brookshire Raw Materials Management, LLC (the “Managing Owner”) and JPMorgan Chase Bank, N.A., in its capacity as escrow agent hereunder (the “Escrow Agent”).
     WHEREAS, the Trust was organized as a Delaware statutory trust on August 16, 2006 under 12 Del. Chapter 3801 et seq. (as amended from time to time, the “Delaware Trust Act”) (the “Trust Agreement”), the form of which is included as an exhibit to the Registration Statement (as defined below);
     WHEREAS, the Trust is composed of ten separate and distinct series, referred to as the Brookshire Raw Materials (U.S.) Core USD Fund, Brookshire Raw Materials (U.S.) Core CDN Fund, Brookshire Raw Materials (U.S.) Agriculture USD Fund, Brookshire Raw Materials (U.S.) Agriculture CDN Fund, Brookshire Raw Materials (U.S.) Metals USD Fund, Brookshire Raw Materials (U.S.) Metals CDN Fund, Brookshire Raw Materials (U.S.) Energy USD Fund, Brookshire Raw Materials (U.S.) Energy CDN Fund, Brookshire Raw Materials (U.S.) Accelerated Core USD Fund, and the Brookshire Raw Materials (U.S.) Accelerated Core CDN Fund (each such series, a “Fund” and collectively, the “Funds”);
     WHEREAS, the Managing Owner serves as the sole managing owner of the Trust and has complete management authority over the Trust;
     WHEREAS, the Trust has filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”), File No. 333-136879 (as the same may be amended from time to time, the “Registration Statement”), in connection with the offering and sale of units of beneficial interest in each Fund in the Trust (“Units”; and such offering and sale of Units, the “Offering”);
     WHEREAS, subscriptions for the Funds whose names includes “USD Fund” will be made in U.S. Dollars and subscriptions for the Funds whose names includes “CDN Fund” will be made in Canadian Dollars, at a price of US $10 and Canadian $10, respectively;
     WHEREAS, in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust and the Managing Owner desire to establish a separate escrow account in respect of each of the Funds (each, an “Escrow Fund”); and
     WHEREAS, if subscriptions in amounts equal to or exceeding the Minimum Subscription Amount for a Fund during the Initial Offering Period are achieved, the Escrow Agent will release such escrowed funds, including interest/earnings thereon, in the Escrow Fund for such Fund from escrow into a custody fund (a “Custody Fund”).

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     1. Appointment. The Trust and the Managing Owner hereby appoint the Escrow Agent as escrow agent in respect of each Fund for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment, in each case upon the terms and subject to the conditions set forth herein. The Managing Owner represents, warrants and covenants that at all times during the term of this Escrow Agreement less than twenty-five percent (25%) of the subscribers will be benefit plan investors as defined in 29 CFR 2510.101.3
     2. Escrow Fund.
          (a) Prior to the Initial Closing of each Fund, all proceeds received in connection with the sale of Units of such Fund shall be deposited in escrow with the Escrow Agent in subscription escrow accounts for the Trust. Escrow deposits in the subscription escrow accounts for the Trust shall be moved and credited to the applicable Fund’s escrow fund (each, an “Escrow Fund”) by the Escrow Agent as promptly as practicable but in no event more than three days after receipt by the Escrow Agent, provided that such funds have cleared and constitute good funs and the Managing Owner has provided written instructions as to the a s to the amount to move and the specific fund to move such funds into. At the time funds are received by the Escrow Agent from subscribers, the Managing Owner shall promptly provide or cause the selling agent to provide the Escrow Agent with the following information in writing (i) the full name and address of each of the subscriber(s), (ii) the Fund in which the subscriber invested, (iii) the amount of the investment and (iii) any additional information which the Escrow Agent may reasonably request.
          (b) The Managing Owner shall instruct subscribers and prospective subscribers to make checks for subscriptions payable to the order of the Escrow Agent or send wire transfers for subscriptions directly to the Escrow Agent in accordance with the instructions set forth on Schedule 2 attached hereto. Any checks received that are made payable or wires that are sent to a party other than the Escrow Agent shall be returned to the selling agent that submitted such check or made such wire transfer.
          (c) The Escrow Agent is hereby authorized to deposit each check in the respective Escrow Account. For any check returned unpaid to the Escrow Agent such unpaid amount shall be debited against the respective Escrow Account and shall be returned to the selling agent that submitted the check. In such cases, the Escrow Agent will promptly notify the Managing Owner of such returnGMS.
          (d) The Escrow Agent shall hold and account for separately each Escrow Fund, and subject to the terms and conditions hereof, shall invest and reinvest each Escrow Fund and the proceeds thereof in accordance with Section 3.
          (e) Prior to the occurrence of the Initial Closing with respect to a Fund, the Managing Owner is aware and understands that it is not entitled to invest or utilize any funds received in the Escrow Fund for such Fund, except in compliance with this Escrow Agreement.
     3. Investment of each Escrow Fund.
          (a) During the term of this Escrow Agreement, each Escrow Fund which is a USD Fund shall be invested in a separate trust account with JPMorgan Chase Bank, N.A. and each Escrow Fund which is a CDN Fund will be invested in a Canadian Dollar interest bearing Deposit Account The Escrow Agent will provide compensation on balances on each Fund at a rate determined by the Escrow Agent from time to time. Written investment instructions from the Managing Owner for investments permitted under NASD Member Notice 87-61, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute such purchases and sales of investments for investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction. The parties hereto recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in any Escrow Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Managing Owner to give the Escrow Agent instructions to invest or reinvest any Escrow Fund. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The parties hereby acknowledge and confirm that funds deposited into the Brookshire US Dollar and Canadian Dollar Deposit accounts will be held uninvested.
          (b) Receipt, investment and reinvestment of Escrow deposits shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Managing Owner and the Trust to Escrow Agent within thirty (30) calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety.
     4. Closings and Termination.
          (a) Definitions.
          “Business Day” means any day other than a Saturday, Sunday or any other public holiday in the United States, London or Canada.
          “Collected Funds” means all funds received by the Escrow Agent which have cleared its normal banking channels and are in the form of cash.

          “Initial Closing” means, with respect to each Fund, the first closing of the Offering for such Fund following the sale of Units in amount equal to or exceeding the Minimum Subscription Amount for such Fund. For the avoidance of doubt, (i) the Initial Closing for each Fund is separate from other Funds and (ii) the Initial Closing for one or more Funds can occur if the Minimum Subscription Amount for those Funds is met or exceeded even if the Initial Closing for other Funds has not yet occurred or does not occur.
          “Initial Offering Period” means the period starting on the date on which the Offer commences (which such date the Managing Owner shall have notified the Escrow Agent in writing) and ending on (i) the 60 th day thereafter or (ii) such later date as the Managing Owner may in its sole discretion determine and notify the Escrow Agent in writing; provided, that the Initial Offering Period may not be extended past the 240th day on which the Offer commences. For the avoidance of doubt, the Initial Offering Period for one Fund may terminate even while the Initial Offering Period for other Funds continues.
          “Minimum Subscription Amount” means (i) with respect to the Brookshire Raw Materials (U.S.) Core USD Fund and the Brookshire Raw Materials (U.S.) Core CDN Fund (together, the “Core Funds”), $10,000,000 in Collected Funds in any combination of US and Canadian Dollar denominated Units; and (ii) for each other Fund, $1,000 in Collected Funds for such Fund (in U.S. dollars for U.S. dollar denominated Funds and in Canadian dollars for Canadian dollar denominated Funds); provided, notwithstanding the actual amount of subscriptions made in any Fund other than a Core Fund, the Minimum Subscription Amount for any Fund other than a Core Fund will not be deemed to have been made unless the Minimum Subscription Amount has been achieved for the Core Funds at or prior to such time.
          (b) With respect to each Fund, the Managing Owner will notify the Escrow Agent in writing whether subscriptions in amount equal to or exceeding the Minimum Subscription Amount for such Fund have been made during the Initial Offering Period. With respect to each Fund, the Managing Owner will notify the Escrow Agent whether the Offering of Units of such Fund has been terminated prior to the occurrence of the Initial Closing for such Fund. In addition, the Managing Owner will notify the Escrow Agent in writing in the event that the Trust and/or one or more Funds are dissolved prior to the occurrence of the Initial Closing for all Funds (in the case of dissolution of the Trust) or the applicable Fund (in the case of one or more Funds).
          (c) If, with respect to any Fund, such Fund receives subscriptions for equal to or exceeding the Minimum Subscription Amount for such Fund during the Initial Offering Period, the Escrow Agent shall promptly upon receipt of a written request received from the Managing Owner with respect to any Fund stating that subscriptions equal to or exceeding the Minimum Subscription Amount have been received during the Initial Offering Period, deduct the aggregate amount of subscription fees associated with subscriptions in such Fund from the Escrow Fund for such Fund (as specified by the Managing Owner to the Escrow Agent in writing) and pay over such aggregate subscription fees to the selling agents to such account(s) as the Managing Owner may instruct the Escrow Agent in writing) and (ii) credit or transfer the remainder of the Escrow Fund for such Fund (including the interest earned on the Escrow Fund for such Fund) to the appropriate account in the name of such Fund with a Custodian. For the avoidance of doubt, in the event that the Initial Closing occurs with respect to a Fund, all interest earned on the Escrow Fund for such Fund shall be credited to the account of the applicable Fund, but will not be credited to the accounts of individual subscribers in such Fund.
          (d) If, with respect to any Fund, (x) such Fund has not received subscriptions in amount equal to or exceeding the Minimum Subscription Amount for such Fund during the Initial Offering Period, (y) the offering for such Fund has been terminated or (z) the Trust and/or one or more Funds are dissolved prior to the occurrence of the Initial Closing for all Funds (in the case of dissolution of the Trust) or the applicable Fund (in the case of one or more Funds), the Escrow Agent shall upon receipt of written notice to this effect as well as wire transfer and other payment instructions from the Managing Owner, promptly (but in no event later than ten (10) Business Days thereafter) (i) refund all subscriptions in the applicable Fund(s) to the applicable subscriber, without interest and without deduction, penalty or expense to the subscriber (which such refunded subscription money shall be free and clear of any and all claims of the Managing Owner, the Trust or any Fund or any of their respective creditors), and (ii) credit all interest received on such Funds to the account of the Managing Owner. In order to effectuate the return of subscriptions for subscribers in such Funds, the Managing Owner shall provide the Escrow Agent with a list containing (w) the amount received from each subscriber in such Funds, (x) the payment address for each subscriber, (y) payment method for the return of such funds for each subscriber and (z) wire transfer instructions, if payment is to be by wire transfer, for such subscriber. For the avoidance of doubt, funds shall be returned directly to the applicable subscriber and not to any selling agent.
          (e) The Managing Owner, acting on behalf of the applicable Fund, may reject any subscription for any reason or for no reason. Subscribers may, under certain limited circumstances, rescind their subscriptions. If the Managing Owner rejects any subscription for which the Escrow Agent has already collected funds, or in the event that a subscriber rescinds its subscription in conformity with the requirements of the North American Securities Administrators Association Inc. Guidelines for Registration of Commodity Pool Programs, which rescission has been approved by the Managing Owner and the Managing Owner has notified the Escrow Agent thereof in writing, the Escrow Agent shall promptly (but in no event later than ten (10) Business Days thereafter) issue a refund check to the subscriber, without interest and without deduction, penalty or expense to the subscriber (which such refunded subscription money shall be free and clear of any and all claims of the Managing Owner, the Trust or any Fund or any of their respective creditors). Any interest earned on any rejected or rescinded subscription shall be retained in the Escrow Fund for the applicable Fund, thereby increasing the assets of such Fund.
          (f) Upon release of all funds in each Escrow Fund by the Escrow Agent to the Custodian, the applicable subscribers or the Managing Owner (solely with respect to interest or earnings), as the case may be, this Escrow Agreement shall terminate with respect to such Fund, subject to the provisions of Sections 7 and 8.
     5. The Escrow Agent.
          (a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, if any, including without limitation the Trust Agreement (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement and those of the Underlying Agreement or any other agreement among the other parties hereto, the terms and conditions of this Escrow Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or any Fund, including, without limitation, the Escrow Deposits nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. The Escrow Agent shall have no duty or obligation to make any calculations of any kind hereunder.
          (b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either the Managing Owner or Trust. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such agent or attorney. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and subject to applicable law or regulation, its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Managing Owner and the Trust which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Managing Owner and Trust agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Escrow Agent under this Escrow Agreement will be limited to the amount of fees paid to the Escrow Agent.
     6. Succession.
          (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the parties specifying a date when such resignation shall take effect. If the Managing Owner and the Trust have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction or in accordance with applicable law, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 7 and 8 hereunder. The Escrow Agent shall have the right to receive from the Managing Owner an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.
          (b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.
     7. Compensation and Reimbursement. The Managing Owner and the Trust agree to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 3 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances payable or reimbursable hereunder, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, negotiation, execution, performance, delivery, modification and termination of this Escrow Agreement.

     8. Indemnity. The (x) Managing Owner and the Trust (in the case of a claim against the Trust itself or all Funds) or (y) the Managing Owner and the applicable Fund(s) (in the case of a claim against one or more specific Funds), shall jointly and severally shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, attorneys, accountants, experts, agents and employees (the “indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Managing Owner and Trust, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The obligations contained in this Section 8 shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent. For the avoidance of doubt, the parties acknowledge and agree that the indemnification obligations of the Trust and/or one or more Funds pursuant to this Section 8 shall be subject to the regulatory requirement that the subscription proceeds derived from subscribers in Funds for which the Initial Closing does not occur or from subscribers whose subscriptions are rejected or rescinded (in each case in accordance with Section 4) shall be returned to such subscribers without interest and without deduction, penalty or expense to the applicable subscriber
     9. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax.
          (a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Managing Owner and Trust acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Managing Owner and Trust identity including without limitation name, address and organizational documents (“ identifying information”). The Managing Owner and Trust agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.
          (b) Taxpayer Identification Numbers (“TINs”).

     (i) The Managing Owner and Trust have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. The Managing Owner and Trust each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Escrow Agreement.
     (ii) In addition, ( A) in the event that the Initial Closing occurs with respect to a Fund, all interest or other income earned by the Fund under the Escrow Agreement shall be allocated to and/or paid to the Fund and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned by the Fund whether or not said income has been distributed during such year; and (B) in the event that the Initial Closing does not occur with respect to a Fund, all interest or other income earned by the Fund under the Escrow Agreement shall be allocated to and/or paid to the Managing Owner and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned by the Managing Owner whether or not said income has been distributed during such year.
Any other tax returns required to be filed will be prepared and filed b y Managing Owner or the Trust with the IRS and any other taxing authority as required by law. The Managing Owner and Trust acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to any Fund or any income earned by the Escrow Deposit. The Managing Owner and Trust further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid to the Managing Owner. . Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.
     10. Notices.
          (a) All communications hereunder shall be in writing and shall be deemed to be duly given and received: (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile; (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
          (b) In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.
     11. Security Procedures. In the event written funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 4 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only by notice in accordance with Section 10. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Managing Owner to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. All funds transfer instructions must be given by the parties listed on Schedule 4 hereto (subject to change from time to time by notice in accordance with Section 10). The person confirming funs transfer instructions must not be the same person who gave such funds transfer instructions. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.
     12. Fund Disclaimer. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Trust Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee. There may be several series of the Trust created pursuant to the Trust Agreement.
     13. Limitation of Limited Owner and Managing Owner Liability. This Escrow Agreement has been made and executed by and on behalf of the Escrow Agent, the Funds, the Trust and the Managing Owner. The obligations of the Escrow Agent, the Funds, the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified herein. No resort shall be had to the assets of other Funds or the Limited Owners’ assets or personal property, for the satisfaction of any obligation or claim with respect to a different Fund hereunder. The obligations of the Funds and/or the Trust set forth herein are not binding upon the Managing Owner. No resort shall be had to the assets of the Managing Owner’s assets or personal property, for the satisfaction of any of the Trust’s, and Funds’ or the Limited Owners’ obligations or claims hereunder.
     14. Subordination of Certain Claims and Rights. Except for amounts hereunder for which the Managing Owner is responsible (for which the Managing Owner shall be responsible for paying), the Escrow Agent agrees and consents (the “Consent”) to look solely to the applicable Fund (the “Contracting Fund”) and its assets (the “Contracting Fund Assets”) for payment. The Contracting Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in a Fund. In furtherance of the Consent, the Escrow Agent agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Fund and the Contracting Fund Assets, shall be subject to the following limitations:
          (a) Except as set forth below, the Claims, if any, of the Escrow Agent (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with the Contracting Fund and the Contracting Fund Assets and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and the Contracting Fund and any of their respective assets which may arise as a matter of Law or pursuant to any Contract; provided, however, that bona fide Claims of the Escrow Agent, if any, against the Contracting Fund shall be pari passu and equal in right of repayment and distribution with all other bona fide Claims against the Contracting Fund;
          (b) The Escrow Agent will not take, demand or receive from any Fund or the Trust or any of their respective assets (other than the Contracting Fund or its assets) any payment for the Subordinated Claims, except in accordance with this Section 14;
          (c) Subject to this Section 14, the Claims of the Escrow Agent with respect to the Contracting Fund shall only be asserted and enforceable against the Contracting Fund’s assets and the Managing Owner and its assets, and shall not be asserted or enforceable for any reason whatsoever against the assets of any other Fund or the Trust generally;
          (d) If the Claims of the Escrow Agent against the Contracting Fund or the Trust are secured in whole or in part, the Escrow Agent hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any other Fund, as the case may be;
          (e) In furtherance of the foregoing, if and to the extent that the Escrow Agent receives monies in connection with the Subordinated Claims from a Fund or the Trust (or their respective assets) other than the Contracting Fund or the Managing Owner and their respective assets and except as permitted by this Section 14, the Escrow Agent shall be deemed to hold such monies in trust and shall promptly remit such monies to the Fund or the Trust that paid such amounts for distribution by such Fund or the Trust in accordance with the terms hereof; and
          (f) The provisions of this Section 14 shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.
     15. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether within or without such jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated, if the Escrow Agent has complied with applicable law.
     16. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the other parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York, except for Sections 12, 13 and 14, which shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties hereto further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Managing Owner and Trust represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Managing Owner and Trust any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Escrow Agreement as of the date first written above.

JPMorgan Chase Bank, N.A. as Escrow Agent
By:	/s/ Gary P. Shea
	Name:	Gary P. Shea
	Title:	Vice President

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC, as Managing Owner
By:	/s/ John M. Marshall
	Name:	John M. Marshall
	Title:	Chief Executive Officer and Manager

BROOKSHIRE RAW MATERIALS (U.S.) TRUST, for and on behalf of each Fund
By:	Brookshire Raw Materials Management, LLC, its sole managing owner

By:	/s/ John M. Marshall
	Name:	John M. Marshall
	Title:	Chief Executive Officer and Manager

Schedule 1
Trust Notice Address:c/o Brookshire Raw Materials Management, LLC
100 Hart Road, Suite 210
Barrington, IL 60010
Attention: Clyde Harrison
Managing Owner Notice Address 100 Hart Road, Suite 210
Barrington, IL 60010
Attention: Clyde Harrison
Escrow Agent Notice Address: JPMorgan Chase Bank, N.A.
Clearance and Agency Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attn: Gregory P. Shea
Fax:
With a copy to:
JPMorgan Chase Bank, N.A.
Clearance and Agency Services
4 New York Plaza, 21st Floor

New York, NY 10004
Attn: Sandra Frierson
Fax:

Schedule 2
Wire Instructions for Escrow Funds for the Funds
US Currency Deposits:
Canadian Currency Deposits:

Schedule 3
Escrow Agent’s Compensation

Schedule 4
Telephone Number(s) for Call-Backs and
Person(s) Designated to Give and Confirm Funds Transfer Instructions
If to the Managing Owner:

Name	Telephone Number	Signature

1. Stephen Adams	888-877-2719

2. Gary Sugar	888-877-2719